UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 1, 2021

CERES CLASSIC L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25603	13-4018068
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC

522 Fifth Avenue

New York, New York 10036

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Management Agreement – Winton Capital Management Limited

The General Partner, the Registrant, CMF Winton Master L.P., and Winton Capital Management Limited (“Winton”) have entered into an amendment dated December 31, 2020 and effective as of January 1, 2021 (“Amendment No. 2”) to the management agreement, dated as of July 3, 2014, as amended from time to time (the “Winton Management Agreement”), pursuant to which Winton manages the portion of the Registrant’s assets allocated to it.

Pursuant to Amendment No. 2, effective as of January 1, 2021, the Registrant will pay Winton a monthly management fee equal to 1/12 of 1.5% (1.5% per year) of the Net Assets (as defined in the Winton Management Agreement) of the Registrant’s assets allocated to Winton as at the beginning of the relevant month, which will be equal to the prior month end Net Assets (as defined in the Winton Management Agreement), net of all fees and expenses for the previous month, and decreased by any redemptions for such prior month end and increased by any subscriptions for the current month. In all other material respects, the Winton Management Agreement remains unchanged and of full force and effect.

A copy of Amendment No. 2 is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed herewith.

Exhibit No.	Description

10.1	Amendment No. 2, dated as of December 31, 2020 and effective as of January 1, 2021, to the Management Agreement, by and among the Registrant, the General Partner, CMF Winton Master L.P., and Winton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERES CLASSIC L.P.

By: Ceres Managed Futures LLC,
General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date: January 8, 2021